PZENA INVESTMENT MANAGEMENT, INC.
REPORTS RESULTS FOR THE FIRST QUARTER OF 2015

•	2015 revenue was $28.7 million for the first quarter.

•	2015 GAAP operating income was $13.0 million for the first quarter. For the same period, non-GAAP operating income was $13.3 million.

•	2015 GAAP diluted earnings per share was $0.12 for the first quarter. For the same period, non-GAAP diluted earnings per share was $0.12.

•	Declared a quarterly dividend of $0.03 per share.

NEW YORK, NEW YORK, April 21, 2015 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) and non-GAAP basic and diluted net income and earnings per share for the three months ended March 31, 2015 and 2014 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis
	For the Three Months Ended		For the Three Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
	(unaudited)

Basic Net Income	$1,622	$1,448	$1,606	$1,386
Basic Earnings Per Share	$0.12	$0.12	$0.12	$0.11

Diluted Net Income	$7,927	$7,576	$8,085	$7,514
Diluted Earnings Per Share	$0.12	$0.11	$0.12	$0.11

The results for the three months ended March 31, 2015 and 2014 include adjustments related to the Company's deferred tax asset, valuation allowance and the associated liability to its selling and converting shareholders. Results for the three months ended March 31, 2015 also include adjustments related to certain non-recurring charges recognized in operating expense in the first quarter of 2015. Management believes that these accounting adjustments add a measure of non-operational complexity which obscures the underlying performance of the business. In evaluating the financial condition and results of operations, management also reviews non-GAAP measures of earnings, which exclude these items. Excluding these adjustments, non-GAAP diluted net income and non-GAAP diluted earnings per share were $8.1 million and $0.12, respectively, for the three months ended March 31, 2015, and $7.5 million and $0.11, respectively, for the three months ended March 31, 2014. GAAP and non-GAAP net income for diluted earnings per share generally assume all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company GAAP and non-GAAP net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments. When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Management uses the non-GAAP measures to assess the strength of the underlying operations of the business. It believes the non-GAAP measures provide information to better analyze the Company's operations between periods and over time. Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Assets Under Management (unaudited)
($ billions)
	Three Months Ended			Twelve Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2015	2014	2014	2015	2014

Institutional Accounts
Assets
Beginning of Period	$15.6	$14.3	$15.4	$15.2	$12.2
Inflows	1.1	1.5	0.5	3.4	2.1
Outflows	(0.9)	(0.3)	(0.9)	(3.0)	(2.5)
Net Flows	0.2	1.2	(0.4)	0.4	(0.4)
Market Appreciation/(Depreciation)	0.1	0.1	0.2	0.3	3.4
End of Period	$15.9	$15.6	$15.2	$15.9	$15.2

Retail Accounts
Assets
Beginning of Period Assets	$12.1	$12.1	$9.6	$10.2	$7.3
Inflows	0.4	0.3	0.8	2.9	2.2
Outflows	(0.4)	(0.7)	(0.4)	(1.7)	(1.3)
Net Flows	—	(0.4)	0.4	1.2	0.9
Market Appreciation/(Depreciation)	(0.1)	0.4	0.2	0.6	2.0
End of Period	$12.0	$12.1	$10.2	$12.0	$10.2

Total
Assets
Beginning of Period	$27.7	$26.4	$25.0	$25.4	$19.5
Inflows	1.5	1.8	1.3	6.3	4.3
Outflows	(1.3)	(1.0)	(1.3)	(4.7)	(3.8)
Net Flows	0.2	0.8	—	1.6	0.5
Market Appreciation/(Depreciation)	—	0.5	0.4	0.9	5.4
End of Period	$27.9	$27.7	$25.4	$27.9	$25.4

Financial Discussion

Revenue (unaudited)
($ thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014

Institutional Accounts	$20,969	$20,572	$20,296
Retail Accounts	7,684	7,988	6,105
Total	$28,653	$28,560	$26,401

Revenue was $28.7 million for the first quarter of 2015, an increase of 0.3% from $28.6 million for the fourth quarter of 2014, and of 8.5% from $26.4 million for the first quarter of 2014.

Included in these amounts were performance fees recognized of $0.4 million for the first quarter of 2015, compared to $1.2 million for the fourth quarter of 2014, and $0.3 million for the first quarter of 2014. In general, performance fees are calculated on an annualized basis over the contract's measurement period, which, for the majority of our performance fee arrangements, extends to three years.

Average assets under management for the first quarter of 2015 were $27.6 billion, an increase of 1.8% from $27.1 billion for the fourth quarter of 2014 and an increase of 11.7% from $24.7 billion for the first quarter of 2014. The increase from the fourth quarter of 2014 and from the first quarter of 2014 was driven by net inflows. The increase from the fourth quarter of 2014 also reflects market appreciation.

The weighted average fee rate was 0.415% for the first quarter of 2015, decreasing from 0.422% for the fourth quarter of 2014, and from 0.427% for the first quarter of 2014.

The weighted average fee rate for institutional accounts was 0.536% for the first quarter of 2015, decreasing from 0.554% for the fourth quarter of 2014, and from 0.542% for the first quarter of 2014. The decrease from last quarter primarily reflects the decrease in performance fees recognized during the first quarter of 2015. The decrease from the first quarter of 2014 primarily reflects an increase in assets in our expanded value strategies which generally carry lower fee rates.

The weighted average fee rate for retail accounts was 0.256% for the first quarter of 2015, decreasing from 0.262% for the fourth quarter of 2014, and increasing from 0.251% for the first quarter of 2014.  The decrease from the fourth quarter of 2014 reflects a shift in mix toward our expanded value strategies which generally carry lower fee rates. The increase from the first quarter of 2014 primarily reflects an increase in retail performance fees recognized in the first quarter of 2015.

Total operating expenses were $15.7 million in the first quarter of 2015, increasing from $13.8 million for the fourth quarter of 2014 and from $12.4 million for the first quarter of 2014. The increase from the fourth quarter of 2014 and the first quarter of 2014 is primarily driven by an increase in compensation and headcount. We also recognized lease expenses associated with our new corporate headquarters in the first quarter of 2015 and fourth quarter of 2014 of approximately $0.5 million and $0.4 million, respectively. We plan to move to our new offices during the second quarter of 2015 and we reflect the lease expense associated with our current office space that will not recur once we move to our new headquarters as non-recurring lease expenses below. The increase from first quarter of 2014 also reflects an increase in operational expenses, professional fees, and expenses associated with our mutual funds. Details of operating expenses and a reconciliation of GAAP to non-GAAP operating expenses are shown below:

Operating Expenses (unaudited)
($ thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014

Compensation and Benefits Expense	$12,070	$10,702	$10,050
General and Administrative Expense	3,603	3,109	2,320
GAAP Operating Expenses	15,673	13,811	12,370
Non-Recurring Lease Expenses	(346)	(392)	—
Non-GAAP Operating Expenses	$15,327	$13,419	$12,370

As of March 31, 2015, employee headcount was 85, up from 81 at December 31, 2014 and 77 at March 31, 2014.

The operating margin was 45.3% on a GAAP basis for the first quarter of 2015, compared to 51.6% for the fourth quarter of 2014, and 53.1% for the first quarter of 2014. The operating margin was 46.5% and 53.0% on a non-GAAP basis for the first quarter of 2015 and fourth quarter of 2014, respectively.

Other (expense)/ income was an expense of approximately $0.3 million for the first quarter of 2015, $0.2 million for the fourth quarter of 2014, and less than $0.1 million for the first quarter of 2014. Other (expense)/ income includes the gains/ (losses) and other investment income recognized by the Company on its direct investments, as well as those recognized by the Company's external investors on their investments in investment partnerships that the Company consolidates. A portion of gains/ (losses) and other investment income associated with the investments of the Company's outside interests are offset in net income attributable to non-controlling interests. For the first quarter of 2015, other expense also includes an expense of $0.2 million reflecting an increase in the Company's liability to its selling and converting shareholders resulting from an increase in expected future tax benefits described in income tax expense below. Changes in the liability to selling and converting shareholders associated with changes in the realizability of the deferred tax asset generated expenses of $0.2 million and $0.1 million in the fourth quarter of 2014 and the first quarter of 2014, respectively. Details of other (expense)/ income, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other (Expense)/ Income (unaudited)
($ thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014

Net Interest and Dividend Income	$120	$119	$65
Gains/ (Losses) and Other Investment Income	15	(129)	104
Change in Liability to Selling and Converting Shareholders¹	(245)	(221)	(127)
Other (Expense)/ Income	(179)	(1)	(89)
GAAP Other (Expense)/ Income	(289)	(232)	(47)
Change in Liability to Selling and Converting Shareholders¹	245	221	127
Outside Interests of Investment Partnerships²	60	73	(73)
Non-GAAP Other Income, Net of Outside Interests	$16	$62	$7

1 Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

2 Represents the non-controlling interest allocation of the loss/(income) of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expense of $1.1 million for the first quarter of 2015, $0.7 million for the fourth quarter of 2014, and $1.7 million for the first quarter of 2014. First quarter of 2015 income taxes included a $0.3 million income tax benefit associated with a decrease to the valuation allowance recorded against the Company's deferred tax asset related to the basis step ups created by operating company unit exchanges. This adjustment generated $0.4 million and $0.8 million in income tax benefits in the fourth quarter of 2014 and first quarter of 2014, respectively. Fourth quarter of 2014 and first quarter of 2014 income tax expense also included $0.5 million and $0.6 million in net adjustments, respectively, to the deferred tax asset and valuation allowance. These adjustments were driven by changes in expected future tax benefits. Details of the income tax expense, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax Expense (unaudited)
($ thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014

Non-GAAP Corporate Income Tax Expense	$886	$962	$1,090
Non-GAAP Unincorporated Business Tax Expense	531	648	782
Non-GAAP Income Tax Expense	1,417	1,610	1,872
Change in Valuation Allowance[1]	(297)	(422)	(791)
Less: Effects of Non-Recurring Lease Expenses[2]	(32)	(44)	—
Net Adjustment to Deferred Tax Asset[3]	—	(450)	602
GAAP Income Tax Expense	$1,088	$694	$1,683

1 Reflects the change in the valuation allowance assessed against the deferred tax asset established as part of the Company's initial public offering and subsequent unit conversions.
2 Reflects the tax effect of non-recurring lease expenses on Corporate Income Tax Expense and Unincorporated
Business Tax Expense for the first quarter of 2015 of $25 thousand and $7 thousand, respectively, and $31 thousand and
$13 thousand for the fourth quarter of 2014, respectively, which are excluded from Non-GAAP results.
3 Reflects the net impact of the changes in the Company's deferred tax asset and valuation allowance assessed against the deferred tax asset associated with the changes in expected future tax benefits.

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Non-Controlling Interests (unaudited)
($ thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014

Operating Company Allocation	$10,041	$11,427	$10,780
Add Back: Effects of Non-Recurring Lease Expenses[1]	278	313	—
Non-GAAP Operating Company Allocation	10,319	11,740	10,780
Outside Interests of Investment Partnerships[2]	(60)	(73)	73
Less: Effects of Non-Recurring Lease Expenses[1]	(278)	(313)	—
GAAP Net Income Attributable to Non-Controlling Interests	$9,981	$11,354	$10,853

1 Reflects the effects of non-recurring lease expenses on non-controlling interests.

2 Represents the non-controlling interest allocation of the (loss)/ income of the Company's consolidated investment partnerships to its external investors.

On April 14, 2015, the Company's Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock to be declared on April 21, 2015. The following dates apply to the dividend:

Record Date: May 14, 2015

Payment Date: May 28, 2015

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.41 per share of its Class A common stock.

First Quarter 2015 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, April 22, 2015. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial 866-825-3209; international callers should dial 617-213-8061. The conference ID number is 33699186.

Replay: The conference call will be available for replay through May 6, 2015, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 13, 2015 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-355-1600 or bachman@pzena.com

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	As of
	March 31,	December 31,
	2015	2014
	(unaudited)
ASSETS
Cash and Cash Equivalents	$21,105	$39,109
Restricted Cash	3,485	2,810
Due from Broker	705	94
Advisory Fees Receivable	23,014	22,939
Investments	32,239	27,945
Prepaid Expenses and Other Assets	2,059	1,599
Deferred Tax Asset, Net of Valuation Allowance
of $43,872 and $44,239, respectively	13,981	14,618
Property and Equipment, Net of Accumulated
Depreciation of $3,137 and $3,072, respectively	5,997	2,772
TOTAL ASSETS	$102,585	$111,886

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$9,061	$5,974
Due to Broker	752	698
Securities Sold Short, at Fair Value	2,404	1,572
Liability to Selling and Converting Shareholders	15,603	15,358
Lease Liability	248	354
Deferred Compensation Liability	744	2,211
Other Liabilities	648	686
TOTAL LIABILITIES	29,460	26,853

Equity:
Total Pzena Investment Management, Inc.'s Equity	15,343	18,401
Non-Controlling Interests	57,782	66,632
TOTAL EQUITY	73,125	85,033
TOTAL LIABILITIES AND EQUITY	$102,585	$111,886

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Three Months Ended
	March 31,
	2015	2014

REVENUE	$28,653	$26,401

EXPENSES
Compensation and Benefits Expense	12,070	10,050
General and Administrative Expense	3,603	2,320
TOTAL OPERATING EXPENSES	15,673	12,370
Operating Income	12,980	14,031

Other (Expense)/ Income	(289)	(47)

Income Before Taxes	12,691	13,984

Income Tax Expense	1,088	1,683
Consolidated Net Income	11,603	12,301

Less: Net Income Attributable to Non-Controlling Interests	9,981	10,853

Net Income Attributable to Pzena Investment Management, Inc.	$1,622	$1,448

Earnings per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$1,622	$1,448
Basic Earnings per Share	$0.12	$0.12
Basic Weighted Average Shares Outstanding	13,057,714	12,176,592

Net Income for Diluted Earnings per Share	$7,927	$7,576
Diluted Earnings per Share	$0.12	$0.11
Diluted Weighted Average Shares Outstanding	67,982,245	67,929,783

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Non-GAAP Basis
	Three Months Ended
	March 31,
	2015	2014

REVENUE	$28,653	$26,401

EXPENSES
Compensation and Benefits Expense	12,070	10,050
General and Administrative Expense	3,257	2,320
TOTAL OPERATING EXPENSES	15,327	12,370
Operating Income	13,326	14,031

Other Income, Net of Outside Interests	16	7

Income Before Taxes and Operating Company Allocation	13,342	14,038

Unincorporated Business Tax Expense	531	782
Allocable Income	12,811	13,256

Operating Company Allocation	10,319	10,780
Income Before Corporate Income Taxes	2,492	2,476

Corporate Income Tax Expense	886	1,090
Non-GAAP Net Income	$1,606	$1,386
Effect of Non-Recurring Lease Expenses	(36)	—
Tax Receivable Agreement Income, Net of Taxes	52	62
GAAP Net Income	$1,622	$1,448

Earnings Per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$1,606	$1,386
Basic Earnings per Share	$0.12	$0.11
Basic Weighted Average Shares Outstanding	13,057,714	12,176,592

Net Income for Diluted Earnings per Share	$8,085	$7,514
Diluted Earnings per Share	$0.12	$0.11
Diluted Weighted Average Shares Outstanding	67,982,245	67,929,783